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                                                                    EXHIBIT 23.3



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-11 and the related Prospectus of United Development Funding III, L.P. for the registration of 17,500,000 limited partnership units and to inclusion therein of our report dated April 13, 2005, with respect to the financial statements of UMTH Land Development, L.P. as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.


/s/ Whitley Penn

Dallas, Texas
August 26, 2005